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                                                                    EXHIBIT 10.5

                              CONSULTING AGREEMENT

     This Agreement is made as of the 1st day of April, 2002 by and between Boston Life Sciences, Inc., a Delaware corporation having its principal place of business at 137 Newbury Street, 8/th/ Floor, Boston, Massachusetts 02116 (the "Company"), and Alexandros Partners LLC, a Delaware limited liability company having its principal place of business at 85 First Avenue, Waltham, Massachusetts 02451 (the "Consultant").

     The principals of the Consultant have substantial experience in financial management and investor relations; and

     The Company desires to retain the services of the Consultant to advise the Company with respect to financial management and investor relations services.

     The parties, intending to be legally bound, do hereby agree as follows:

1.   Consulting Services

     The Company hereby agrees to engage the Consultant, and the Consultant hereby accepts such engagement, to provide financial management and investor relation services to the Company and to perform such other tasks as may be agreed on by the Consultant and the Company. The consulting services to be provided by the Consultant will be performed exclusively by the principals of the Consultant.

2.   Term

     The consulting engagement shall commence on the date first set forth above (the "Commencement Date"), and shall continue until October 1, 2002.

3.   Position and Duties; Location

     The principals of the Consultant shall perform the consulting duties at such location or locations as the Consultant shall choose, except that the Company shall have the right from time to time, upon reasonable notice, to require one or more of the principals of the Consultant to attend meetings at locations designated by the Company.

4.   Performance

     The Consultant shall perform the consulting services in a competent and skillful manner. The Consultant shall comply with all reasonable rules, procedures and standards adopted from time to time by the Company. Nothing in this Agreement shall prevent the Consultant from undertaking other consulting engagements during the term of this Agreement so long as such services do not conflict with the timely and competent performance of the Consultant's duties under this Agreement.

5.   Consulting Fee

     In full consideration of the services to be provided by the Consultant, the Company will pay to the Consultant, no later than ten (10) days after execution of this Agreement, the sum of $50,000. In addition, the Company will issue to the Consultant a stock purchase warrant granting to the Consultant the right to purchase 25,000 shares of the Company's common stock (the "Warrant"). The Warrant shall

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be substantially in the form attached as Exhibit A to this Agreement and will be
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exercisable at any time for five (5) years from the date of this agreement.

6.   Reimbursement of Expenses

     The Company shall reimburse the Consultant for all normal and reasonable business expenses incurred by the Consultant in the performance of its duties, provided that such expenses are approved in advance by the Company.

7.   Confidential Information

     7.1 The Consultant acknowledges that its relationship with the Company is one of high trust and confidence by reason of its access to the trade secrets and confidential and proprietary information of the Company. The Consultant shall not, and shall take all reasonable commercial steps to ensure that its principals and employees will not, at any time, either during its engagement by the Company or thereafter, disclose to others, or use for its own benefit or for the benefit of others, any confidential, proprietary or secret information owned, possessed or used by the Company (collectively, "Confidential Information"). By way of illustration, but not limitation, Confidential Information includes trade secrets, technical information, product designs, inventions, data, marketing plans, forecasts, unpublished financial information, budgets, licenses, prices, costs, and employee, customer and supplier lists and information.

     7.2 The undertakings and obligations of the Consultant under this Section 7 shall not apply, however, to any Confidential Information which (i) is or becomes generally known to the public through no unauthorized action on the part of the Consultant or its principals or employees, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by the Company.

     7.3 The Consultant acknowledges that the disclosure of any Confidential Information may give rise to irreparable injury to the Company and that money damages would be an inadequate remedy for any such breach. Accordingly, the Company may seek and obtain injunctive relief against the breach or threatened breach of this Agreement, in addition to any other legal or equitable remedies which may be available. The Consultant acknowledges that the covenants and agreements set forth in this Agreement are necessary for the protection of the legitimate business interests of the Company and are reasonable in scope and content.

     7.4 Upon the termination of this Agreement, the Consultant shall return to the Company all Confidential Information in its possession or under its control.

8.   Independent Contractor

     The Consultant will furnish its services as an independent contractor and not as an agent or legal representative of the Company. Neither the Consultant, nor any principal or employee of the Consultant, has any power or authority to act for, represent or to bind the Company in any manner.

9.   Miscellaneous

     9.1  Modifications and Waivers

     No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing and signed by the parties intended to be bound. No waiver of any breach, term or condition shall constitute a subsequent waiver of the same or any other breach, term or condition.

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     9.2  Notices

     All notices, requests, consents, approvals, agreements or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile transmission or email with subsequent written confirmation, or by registered or certified mail (postage prepaid, return receipt requested), or by recognized overnight courier, addressed to the respective addresses of the parties first set forth above or to such other address as either party shall designate for itself by notice to the other party given as provided above. Any such notice or other communication shall be deemed to have been given or made upon delivery, if delivered personally or by facsimile or email transmission during business hours, three business days after mailing, if mailed, or one business day after delivery to an overnight courier, if delivered by overnight courier service.

     9.3  Governing Law; Consent to Jurisdiction

     This Agreement shall be governed by and construed exclusively in accordance with the laws of the Commonwealth of Massachusetts without regard to choice of law principles. Each of the parties to this Agreement irrevocably submits to the jurisdiction of any federal or state court sitting in Boston, Massachusetts over any action or proceeding arising out of or relating to this Agreement and each party irrevocably agrees that all claims in respect to such action or proceeding may be heard or determined in such state or federal court. The parties agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     9.4  Assignment

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, legatees and permitted assigns. This Agreement is not assignable except with the prior written consent of the other party.

     9.5  Entire Agreement

     This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof superseding all prior agreements.

     9.6  Severability

     The parties have carefully considered the covenants and agreements contained in this Agreement and hereby stipulate that such covenants and agreements are fair and reasonable in light of all the facts and circumstances of the relationship between the parties; however, in the event a court or tribunal shall decline to enforce any of the covenants set forth in this Agreement, such covenants shall be deemed modified to the extent that the court shall find enforceable. If any provision of this Agreement is found to be invalid by any court or tribunal, the invalidity of such provision shall not affect the validity of the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth at the beginning of this Agreement.

BOSTON LIFE SCIENCES, INC.            ALEXANDROS PARTNERS LLC

By: /s/ David Hillson                 By: /s/ John N. Hatsopoulos
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Name:    David Hillson                Name:    John N. Hatsopoulos
Title:   President and CEO            Title:   Managing Director